UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2007

UTAH URANIUM CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50915

(Commission File Number)

98-0343710

(I.R.S. Employer Identification Number)

Suite 1128, 789 West Pender Street

Vancouver, B.C. V6C 1H2 CANADA

(Address of principal executive offices, including zip code)

(604) 669-9330

(Registrant's telephone Number, including area code)

MCNAB CREEK GOLD CORP.

(Former Name)

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 22, 2007, the Board of Directors approved an Amendment to the Articles of Incorporation changing the Company's name to Utah Uranium Corp. The Articles of Incorporation were filed with the Nevada Sec. of State on April 13, 2007. The Company was issued the symbol UTUC, effective April 27, 2007, in conjunction with the name change. A copy of the Amendment is attached hereto as an exhibit.

Section 9 - Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits\

a) Financial Statements

None

b) Exhibits

3.1 Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTAH URANIUM CORP.

Per: /s/ Peter Dickie

Peter Dickie

President and Director